Exhibit 99.1

August 31, 2017

Liberty Broadband Corporation to Present at Bank of America Merrill Lynch Media, Communications & Entertainment Conference

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Broadband Corporation (Nasdaq: LBRDA, LBRDK) announced that Mark Carleton, CFO of Liberty Broadband Corporation, will be presenting at the Bank of America Merrill Lynch Media, Communications & Entertainment Conference on Thursday, September 7th at 1:35 p.m., P.D.T. (4:35 p.m., E.D.T.) at the Beverly Wilshire Hotel in Beverly Hills, CA.  During his presentation, Mr. Carleton may make observations regarding the company's financial performance and outlook, as well as other forward looking matters.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty Broadband Corporation website at http://ir.libertybroadband.com/events-presentations to register for the webcast. An archive of the webcast will also be available on this website for one year after appropriate filings have been made with the SEC.

About Liberty Broadband Corporation

Liberty Broadband Corporation’s (Nasdaq: LBRDA, LBRDK) businesses consist of its interest in Charter Communications and its subsidiary Skyhook (formerly TruePosition).

Liberty Broadband Corporation
Courtnee Chun, 720-875-5420

Source: Liberty Broadband Corporation